Monaker Group, Inc. S-3

Exhibit 10.98

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Monaker Letter of Intent to Purchase Radiant Entities’ Axion Shares
Term	Description
Background	Radiant VC 1 Limited and Radiant PV 1 Limited (each a “Radiant Entity” and collectively the “Radiant Entities”) represent 5,400,001 and 6,599,998 shares respectively of Axion Ventures Inc. (TSXV: “AXV”); AND, whereas AXV Founders of Axion are merging their interests in AXV with Monaker Group Inc. (NASDAQ: “MKGI”); MKGI is interested in making a contingent offer to acquire the above mentioned AXV shares held by the Radiant Entities, subject to regulatory approvals and based on the terms and conditions of this Letter of Intent (“Proposed Transaction”).
Monaker Offer to Purchase	MKGI’s Offer of Canadian $0.20 (20 cents) per share Cash along with the issuance of warrants to Radiant Entities (on a pro rata basis based on number of AXV Shares told to MKGI, being 90,000 warrants to Radiant VC 1 Ltd. and 110,000 warrants to Radiant PV 1 Ltd.) to purchase up to 200,000 MKGI common stock at US$3.00 for a 6-month term from the date of Completion of the Proposed Transaction (“Radiant Warrants”).
Terms, Conditions, Confidentiality and Contingencies

1)

This Contingent Offer is CONDITIONAL upon complete confidentiality. If the Contingent Offer is transmitted to any parties outside of Radiant (except for any professional advisors of Radiant and or Radiant Entities, including but not limited to investment, financial, tax or legal advisors) by any Party other than MKGI, this Offer is void, except that if accepted (see below) the Proxy shall remain in affect.

2)

This Offer is contingent upon immediate execution by Radiant, granting MKGI the AXV Proxy, upon payment of Deposit by MKGI, for a period of up to 120 days (pending the time requirement for BC Securities commission to lift cease trade order on AXV Shares (“CTO”) and/or separately grant permission for purchase and sale of Radiant Entities’ Axion shares to MKGI).

3)

Upon acceptance of this LOI – MKGI will have formal Stock Purchase and Sales Agreement as well as a Proxy Agreement drawn which will include:

– a maximum 120-day timeline to complete the Proposed Transaction or Deposit will be forfeited.

- be accompanied with a Proxy Agreement (“AXV Proxy”) in which Radiant shall immediately execute thereby granting MKGI the right to vote Radiant Entities’ shares in matters relating to 1) removal and appointment of board members and senior management of AXV; and 2) application to the BC Securities commission to lift the CTO and/or separately grant permission for purchase and sale of Radiant Entities’ AXV shares to MKGI, for 120 days (unless extended by Radiant).

Granting this proxy is a Condition Precedent to any other agreement herein.

Monaker Letter of Intent to Purchase Radiant Entities’ Axion Shares Page 1 of 3

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-  MKGI shall inform Radiant in writing of the details of how any voting rights of Radiant Entities’ AXV Shares have been exercised under the AXV Proxy within 24 hours of exercising such vote and include copies of any shareholders’ meeting notice, agenda and resolution in such notice.

-  MKGI shall inform Radiant in writing within 24 hours of it receiving confirmation of BC Securities commission lifting the CTO and/or separately grant permission for purchase and sale of Radiant Entities’ AXV shares to MKGI.

4)

A nonrefundable 25% deposit will be paid per terms under Deposit and Final Payment section below at time of entering into formal purchase and sale agreement for acquisition of Radiant Entities’ Axion shares (not more than 10 days of execution of this LOI).

5)

The Balance of the purchase price will be paid within 10 days of Monaker receiving written approval from BC Securities Commission to transfer shares of Axion but in no case be longer than 120 days from the earlier of i) date of the AXV Proxy (unless parties mutually agree to extend the date); and ii) October 24th, 2020.

Deposit and Final Payment

-  25% of the Purchase Price (“Deposit”) will be payable upon receipt of AXV Proxy and signing of formal purchase and sale agreement by Radiant. This deposit is nonrefundable regardless of termination of the purchase and sale agreement as per terms below.

-  Additionally, the 75% balance of the Purchase Price (“Final Payment”) will be made withing 10 days of the receipt of approval for transfer of Radiant Entities’ AXV Shares from the BC Securities Commission .

-  should such approval not be received within 120 days of the earlier of i) execution of the purchase and sale agreement (unless mutually agreed to extend) will terminate with no further rights or obligations by the parties; and ii) October 24th, 2020.

Warrants	Each of the Radiant Entities may transfer their rights to receive the Radiant Warrants or any Radiant Warrants they have receive from MKGI to their respective shareholders, without the consent of MKGI, by a written notice to MKGI. At any time after delivery of AVX Proxy and before the expiry date of the Radiant Warrant, at the Radiant Warrant Holders’ option, each Radiant Warrant Holder may choose to exercise part or all of their Radiant Warrants to purchase MKGI shares with cash payment; or to offset any portion of the their entitled amount of Final Payment in lieu of cash payment.
Transfer of Axion Shares	Upon payment of Final Payment or Conversion of its AXV shares into MKGI shares in accordance with terms under the Warrants section above, Each Radiant Entity shall promptly transfer their relevant number of AXV shares to MKGI
Supersedes Prior Agreements	This Letter of Intent shall supersede and replace all prior agreements, letter of intents, and understandings, oral or written, between the Parties regarding the transactions covered hereby.
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Agreed to this 28th day of October 2020

Name:	Gordon Yen	Name:	Bill Kerby

Signature:	/s/ Gordon Yen	Signature:	/s/ Bill Kerby
Title:	Director	Title:	CEO
	Radiant Ventures Ltd acting as Manager of		Monaker Group Inc.- Buyer
Radiant VC 1 Limited as Sellers

Name:	Gordon Yen

Signature:	/s/ Gordon Yen
Title:	Director
Radiant PV 1 Limited as Sellers

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